Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	December 9, 2019

BUTLER NATIONAL CASINO MANAGEMENT CONTRACT

15-YEAR RENEWAL APPROVED

Kansas Lottery Signs Agreement for Amendment and Renewal of Lottery Gaming Facility Management Contract with Butler National Service Corporation and BHCMC for 15-Year Extension

OLATHE, KANSAS, December 9, 2019, - Butler National Corporation (OTCQB: BUKS) a recognized provider of professional management services in the gaming industry, announces the Kansas Lottery has entered into a Renewal Agreement for the Lottery Gaming Facility Management Contract for the Boot Hill Casino with subsidiaries Butler National Service Corporation and BHCMC, LLC that includes a 15-year extension following the term of the current Management Contract. The new contract benefits the State of Kansas, Southwest Kansas and Butler National.

Butler National Service Corporation and the Kansas Lottery entered into the initial Lottery Gaming Facility Management Contract for the Boot Hill Casino and Resort in Dodge City, Kansas on May 28, 2008. BHCMC assumed the obligations of Butler National Service Corporation in the spring of 2009. The Boot Hill Casino & Resort opened in mid-December of 2009. The 2008 Management Contract ends December 14, 2024. The Renewal Agreement provides for management services through December 14, 2039, among the other terms.

Clark Stewart, President and CEO of Butler National said, “We have worked diligently in our ten years of successful management of the State owned and operated games, creation of over 300 new jobs and development of a tourist destination location in Southwest Kansas. We appreciate the successful partnership between the State and Butler National/BHCMC. We have similar goals and objectives that mutually benefit the interests of both parties. As we reach the tenth anniversary of the opening of the Boot Hill Casino on December 15, 2019, we thank our fellow Kansans, and in particularly our employees, working with Butler National, a Kansas company. We will continue to offer a quality tourist and entertainment destination, positive and fun place of employment for hundreds of people and a strong driver of economic activity in Dodge City and southwest Kansas.”

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace Products segment includes the manufacture, sale and service of electronic equipment and systems and technologies to enhance and support products related to aircraft. Additionally, we also operate several Federal Aviation Administration (the "FAA") Repair Stations. Companies in Aerospace Products concentrate on Learjets, Beechcraft King Air, Cessna turbine engine, Cessna multi-engine piston and Dassault Falcon 20 aircraft. Specifically, the design, distribution and support for products for older aircraft, or “Classic” aircraft are areas of focus for companies in Aerospace Products. Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Risk Factors and elsewhere herein or in other reports filed with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

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